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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 15, 1999, with respect to the financial statements of TriVida Corporation (a Development Stage Company) included in Amendment No. 1 to this Registration Statement on Form S-1 and related Prospectus of Be Free, Inc. for the registration of 10,350,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Los Angeles, California

March 13, 2000